QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(s)

POWER OF ATTORNEY

        We, the undersigned trustees and officers of the Clough Global Opportunities Fund, a Delaware statutory trust (the 'Fund'), do hereby severally constitute and appoint Erin E. Douglas, with full power of substitution, and with full power to sign for him/her and in his/her name in the appropriate capacities, any registration statements on Form N-2 filed by the Fund in connection with the offering of its preferred shares, including any and all amendments to such registration statement and supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES E. CANTY James E. Canty	Trustee	July 12, 2006
/s/ ANDREW C. BOYNTON Andrew C. Boynton	Trustee	July 12, 2006
/s/ ROBERT BUTLER Robert Butler	Trustee	July 12, 2006
/s/ ADAM D. CRESCENZI Adam D. Crescenzi	Trustee	July 12, 2006
/s/ JOHN F. MEE John F. Mee	Trustee	July 12, 2006
/s/ RICHARD C. RANTZOW Richard C. Rantzow	Trustee	July 12, 2006
/s/ JERRY G. RUTLEDGE Jerry G. Rutledge	Trustee	July 12, 2006

QuickLinks

POWER OF ATTORNEY